Execution Copy


                                 TRUST AGREEMENT

         TRUST AGREEMENT made as of the 7th day of March, 2002, by and between Credit And Asset Repackaging Vehicle Corporation, as depositor (the "Depositor"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), consisting of this agreement and Schedules I, II and III attached hereto, which Schedules are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated September 5, 2001 (the "Standard Terms"), agreed between the Depositor and the Trustee are, except to the extent otherwise expressly specified herein, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Standard Terms. The words "herein", "hereof", "hereunder", "this Trust Agreement" and other words of similar import refer to this agreement including the Terms Schedule and the Standard Terms so incorporated by reference.

         WHEREAS, the Depositor and the Trustee desire to establish the trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into the Swap Agreement with the Swap Counterparty, and (iii) issuing the Certificates;

         WHEREAS, the Depositor desires that the beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Certificates;

         WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

         WHEREAS, the Depositor desires to transfer to the Trust, without recourse, and the Trust desires to acquire, all of the Depositor's right, title and interest in, to and under the Securities (excluding the Retained Interest) and other property, all as identified in Schedule II to the Trust Agreement (the "Trust Property"); and

         WHEREAS, the Trust desires to acquire the Trust Property specified herein in consideration for issuing Certificates having an initial Principal Balance (or Notional Amount, as applicable) identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1. The Depositor hereby appoints the Trustee as trustee of the Trust and requests the Trustee to receive (i) the Securities (excluding the Retained Interest) and any related documents, (ii) the Swap Agreement, (iii) the Swap Guarantee and (iv) the documents specified in the Swap Agreement (in Part 3 of the Schedule to the ISDA Master Agreement).

2. The Trustee hereby accepts the appointment referred to in Section 1 and declares that it will hold the assets referred to in Section 1 and all other assets comprising the Trust Property in trust, for the exclusive use and benefit of all present and future Certificateholders and for the purposes and subject to the terms and conditions set forth in the Trust Agreement.

3. The Trustee hereby agrees, as agent for and on behalf of the Depositor, to prepare, deliver to the Depositor for signature, and file after receiving such signature, each of the Exchange Act Reports referred to in Section 6.04(a) (other than the current report or reports on Form 8-K to be filed in connection with the execution and delivery of the Trust Agreement, the Swap Agreement, the Swap Guarantee), within such time periods (and, if applicable, in such circumstances) prescribed therefor by the Commission under the Exchange Act. In this connection, the Depositor agrees to furnish the Trustee with such information not otherwise available to the Trustee as may be required to prepare, deliver or file any of the Exchange Act Reports in accordance with the immediately preceding sentence.

4. It is intended that the Trust be classified as a grantor trust for U.S. federal income tax purposes and the Trustee hereby agrees, and each Certificateholder by acquiring one or more Certificates agrees, to take no action or reporting position that is inconsistent with such classification. Furthermore, the Trustee hereby agrees, and each initial Certificateholder by acquiring one or more Certificates agrees (i) that, as of the Closing Date, the Trustee shall make an election (an "Integration Election"), as agent for and on behalf of such Certificateholder, pursuant to U.S. Treasury Regulations Section 1.1275-6 to integrate the Securities with the Swap Agreement for all U.S. federal income tax purposes and (ii) to treat each Certificate purchased by an initial Certificateholder as subject to the Integration Election for all U.S. tax purposes.

5. This Trust Agreement and each Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Federal and State courts in the Borough of Manhattan in The City of New York shall have non-exclusive jurisdiction in respect of any Proceeding arising out of or relating to this Trust Agreement or any Certificate.

6. This Trust Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the Depositor and the Trustee has caused this instrument to be executed by its duly authorized officer as of the date first written above.

                                   CREDIT AND ASSET REPACKAGING
                                   VEHICLE CORPORATION, as Depositor


                                   By:  /s/ Sarah Leah Whitson
                                      ---------------------------------
                                      Name:  Sarah Leah Whitson
                                      Title: Secretary and Vice President



                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION, as Trustee on
                                   behalf of the Trust identified in Schedule I hereto, and not in its individual capacity


                                   By:  /s/ Frank McDonald
                                      ------------------------------------
                                      Name:  Frank McDonald
                                      Title: Vice President



       Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   SCHEDULE I

                        (Terms of Trust and Certificates)

Trust:                                Public Credit and Repackaged
                                      Securities(SM) (PCARS)(SM) Trust Series
                                      2002-1

Date of Trust Agreement:              March 7, 2002

Trustee:                              Wells Fargo Bank Minnesota, National
                                      Association

Notional Amount:                      $29,571,825

Issue Price:                          100%

Par Value;
Minimum Denomination:                 $25

Closing Date:                         March 7, 2002

Business Day:                         Each day on which commercial banks are
                                      open for business in The City of New York

Interest Rate:                        7.5% per annum

                                      If any payment of interest payable
                                      hereunder is deferred, interest will
                                      accrue on such deferred payment at a rate of 7.5% per annum, compounded semi-annually.

                                      Payments of interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. No adjustment will be made with respect to interest payable on the Certificates for Distribution Dates that occur on a date other than the scheduled date therefor.

Calculation Agent:                    Swap Calculation Agent

Rating:                               "A3" by Moody's and "BBB" by S&P

Rating Agencies:                      Moody's and S&P

Method of Distribution:               Firm commitment underwriting

Distribution Dates:                   The first day of each June and December,
                                      commencing on June 1, 2002, subject to
                                      deferral if and for as long as
                                      distributions on the Securities are
                                      deferred in accordance with the terms
                                      thereof.

                                      If any payment with respect to the
                                      Securities is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution on the Certificates will not occur until the next Business Day that the Trust is in receipt of such payment by 12 noon (New York City time), with no adjustment to the amount distributed.

Record Dates:                         With respect to any Distribution Date, the
                                      15th day of the month immediately
                                      preceding such Distribution Date,
                                      regardless of whether such day is a
                                      Business Day and notwithstanding any
                                      adjustment to the related Distribution
                                      Date due to such Distribution Date falling on a day other than a Business Day.

Scheduled Final Distribution Date:    December 1, 2026

Form of Certificate:                  Global, Registered

Alternative ERISA Restrictions:       Do Not Apply

Deemed Representations:               Apply

Trigger Amount:                       $25,000

Maximum Reimbursable Amount:          $150,000

Exchangeable Series Terms:            Not applicable

Depositor Optional Exchange:          Not applicable

Retained Interest:                    The Depositor's right to receive the
                                      aggregate amount of all distributions on the Securities in respect of the period from and including December 1, 2001 to but excluding March 7, 2002. These accumulated distributions will be paid to the Depositor, or upon its direction, on the first Distribution Date for the
                                      Certificates, from the first distribution payment made in respect of the

                                      Securities after the Closing Date.

Callable Series:                      No (but see "Redemption of Certificates"
                                      below)

Redemption of Certificates:           If there is a partial redemption of
                                      Securities, a pro rata share of the
                                      Principal Balance corresponding to the pro rata share of the Securities being redeemed shall be redeemed in accordance with the following provisions; provided that, if such pro rata share of the Principal Balance would otherwise be a number that is not evenly divisible by $25, such pro rata share shall be rounded down to the next number that is evenly divisible by $25. Promptly after receiving notice of such partial redemption of Securities, the Trustee shall allocate the number of Certificates to be redeemed ratably based on the aggregate Principal
                                      Balance of Certificates then held by each holder of Certificates, and shall notify each holder of the Principal Balance of Certificates to be redeemed from that holder. The selected Certificates shall become redeemable without any further action on the part of the Trustee or the Certificateholders upon receipt by the
                                      Trustee of the proceeds from the related partial redemption of Securities. In respect of the Certificates being redeemed, each holder shall receive, out of the redemption proceeds and any payment under the Swap Agreement (as defined in Schedule III), an amount equal to 100% of the aggregate Principal Balance of the Certificates held by it that are being redeemed, together with any accrued and unpaid interest on those Certificates. No premium shall be paid on any redeemed
                                      Certificates.

Issuance of Additional Certificates:  Not applicable

Listing: The Certificates have been approved, subject to issuance, for listing on the New York Stock Exchange under the symbol "GRH".

Other Provisions:                     The Trust Wind-Up Event specified in
                                      clause (e) of Section 9.01 of the Standard
                                      Terms shall not apply.

                                   SCHEDULE II

                            (Terms of Trust Property)

Concentrated Securities:              KeyCorp Institutional Capital A 7.826%
                                      Capital Securities, representing preferred beneficial interests in KeyCorp
                                      Institutional Capital A, a statutory
                                      business trust formed under the laws of
                                      the State of Delaware for the purpose of, among other things, investing in 7.826%
                                      Junior Subordinated Deferrable Interest
                                      Debentures (the "Junior Subordinated
                                      Debentures") issued by the Security
                                      Guarantor

Other Securities:                     None

Security Issuer:                      KeyCorp Institutional Capital A

Security Guarantor:                   The Security Issuer's obligations under
                                      the Securities are fully and
                                      unconditionally guaranteed, on a
                                      subordinated basis and subject to
                                      specified limitations, by KeyCorp.

Liquidation Amount:                   $28,340,000

Security Rate:                        7.826%

Current Credit Ratings:               "A3" by Moody's, "BBB" by S&P and "A-" by
                                      Fitch Ratings

Listing:                              None

Security Issuance Agreement:          Amended and Restated Trust Agreement,
                                      dated as of December 4, 1996, among the
                                      Security Guarantor, as Depositor, Bankers
                                      Trust Company, as Property Trustee,
                                      Bankers Trust (Delaware), as Delaware
                                      Trustee and the holders, from time to
                                      time, of the undivided beneficiary
                                      interests in the assets of the Security
                                      Issuer.

Form of Security:                     One or more registered global certificates

Currency of Denomination:             U.S. Dollars

Acquisition Price by Trust:           Certificates having an initial Principal
                                      Balance of $29,571,825.

Security Payment Dates:               Each June 1 and December 1

                                      In the event of any election by the
                                      Security Guarantor to defer payment of
                                      interest on the Junior Subordinated
                                      Debentures, the Security Issuer will defer payment of distributions on the Securities for a period not exceeding 10 consecutive semi-annual periods, with respect to each deferral period, except that no such deferral period may extend beyond the Maturity Date (as defined below).

Original Issue Date:                  On March 5, 1997

Maturity Date:                        December 1, 2026

Sinking Fund Terms:                   Not applicable

Redemption Terms:                     On December 1, 2026, the stated maturity
                                      date of the Junior Subordinated
                                      Debentures. In addition: (i) at any time in whole but not in part, contemporaneously with the prepayment of the Junior Subordinated Debentures, upon the occurrence of certain events specified in the Security Issuance Agreement; and
                                      (ii) in whole at any time or in part from time to time on or after December 1, 2006 subject to payment of the applicable redemption price by the Security
                                      Guarantor.

CUSIP No.:                            CUSIP No. 493265ac6

Security Trustee:                     Bankers Trust Company, as Property
                                      Trustee, and Bankers Trust (Delaware), as
                                      Delaware Trustee.

Available Information Regarding the   The Security Guarantor is subject to the
Security Issuer:                      informational requirements of the Exchange
                                      Act, and in accordance therewith files,
                                      reports and other information with the
                                      Securities and Exchange Commission (the
                                      "Commission"). Such reports and other
                                      information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street,
                                      N.W., Washington, D.C. 20549 and at the
                                      Regional Office of the Commission, at
                                      Northwest Atrium Center, 500 West Madison
                                      Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington,

                                      D.C. 20549 at prescribed rates. The
                                      Security Issuer is exempt from the
                                      informational requirements of the Exchange
                                      Act.

Cut-Off Date:                         Not applicable

Credit Support:                       None

Credit Support Default:               Not applicable

Other Trust Property:                 None

                                  SCHEDULE III

                                (Swap Agreement)

Swap Agreement:                       A confirmation in the form of Exhibit A
                                      hereto, evidencing an obligation of the
                                      Swap Counterparty to pay a certain amount to the Trust in the case of a Trust
                                      Wind-Up Event or a redemption of the
                                      Securities (the "Swap Agreement"), as well as (i) any amendments to, or restatements of, such agreement and (ii) any additional swap agreements entered into in connection with any additional issuance of
                                      Certificates.

Swap Counterparty:                    Goldman Sachs Capital Markets, L.P.

Swap Guarantee:                       The Goldman Sachs Group, Inc. will
                                      guarantee the obligations of the Swap
                                      Counterparty under the Swap Agreement
                                      under a guarantee dated the date hereof.




                                     III-1

                                                                       EXHIBIT A
                                                                  Execution Copy

GOLDMAN SACHS CAPITAL MARKETS, L.P. | 85 BROAD STREET | NEW YORK, NEW YORK
10004 | TEL: 212-902-1000
--------------------------------------------------------------------------------


                                  CONFIRMATION

DATE:      March 7, 2002

TO:        Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust
           Series 2002-1

FROM:      Goldman Sachs Capital Markets, L.P.

SUBJECT:   Par Value Swap Transaction

REF. NO.:  NUUS202RA0 (860000000)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("Party A"), guaranteed by The Goldman Sachs Group, Inc., and Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust Series 2002-1 ("Party B" and, together with Party A, the "Parties"). Party B was formed pursuant to a Trust Agreement, dated as of the date hereof (the "Trust Agreement"), between Credit and Repackaging Vehicle Corporation, as depositor, and Wells Fargo Bank Minnesota, National Association, as trustee. This communication constitutes a "Confirmation" as referred to in the Swap Agreement specified below.

1. This Confirmation is subject to, and incorporates, the 2000 ISDA Definitions (the "Definitions"), published by the International Swaps and Derivatives Association, Inc. This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Swap Agreement") between Party A and Party
B. All provisions contained in, or incorporated by reference into, the Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the Definitions or the Swap Agreement, as the case may be, this Confirmation will control for purposes of the Transactions to which this Confirmation relates.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Fixed Amount Payer A:                 Party A

Fixed Amount Payer B:                 Party B

Trade Date:                           February 21, 2002

Effective Date:                       March 7, 2002

Termination Date:                     December 1, 2026

Notional Amount:                      USD  1,231,825,  as  reduced  from time to
                                      time  by  the  aggregate   amount  of  any
                                      Redemption Notional Amounts.

Business Days:                        New York City

Calculation Agent:                    Party A

Party B Fixed Amount:

   Party B Fixed Amount:              USD 258,386

   Party B Payment Date:              Effective Date

Party A Fixed Amounts:

   Party A Fixed Amounts:             Subject to the following  two  paragraphs,
                                      the Party A Fixed  Amount  payable  on any
                                      Early  Termination  Date  shall  equal the
                                      Notional  Amount,  multiplied  by a factor
                                      (i) the numerator of which is equal to the
                                      amount  of the  proceeds  from the sale of
                                      the  Securities   then  held  by  Party  B
                                      pursuant  to  Section  9.03  of the  Trust
                                      Agreement (if any) net of the aggregate amount of distributions on the Securities representing the Retained Interest (if any) and (ii) the denominator of which is equal to the aggregate liquidation amount of the Securities then held by Party B;
                                      provided that under no circumstances shall such factor be greater than one.

                                      The Party A Fixed Amount payable on the date of any Securities Redemption related to a "tax event" or "capital treatment event" under the Securities shall equal the Notional Amount.

                                      The Party A Fixed  Amount  payable  on the
                                      date   of   any   Securities    Redemption
                                      unrelated  to a "tax  event"  or  "capital
                                      treatment   event"  under  the  Securities
                                      shall equal the Redemption Notional Amount
                                      minus  the  difference  of (i) the  amount
                                      paid by the  issuer of the  Securities  to
                                      the   Trust  in   connection   with   such
                                      Securities    Redemption   (net   of   any
                                      accumulated     distributions    on    the
                                      Securities  being  redeemed)  and (ii) the
                                      aggregate   liquidation   amount   of  the
                                      Securities then held by Party B that is subject to such Securities Redemption.

   Party A Payment Dates:             (i) Any Early  Termination  Date, and (ii)
                                      the  date  or  dates  of  any   Securities
                                      Redemption that does not result in an Early Termination Date.

Additional Amounts:                   On any Party A Payment Date other than the
                                      date   of   any   Securities    Redemption
                                      unrelated  to a "tax  event"  or  "capital
                                      treatment event" under the Securities,  in
                                      consideration  of the obligations of Party
                                      A hereunder, an amount (if positive) equal
                                      to (i) any amounts  received by Party B as
                                      proceeds   from   the   related   sale  or
                                      redemption (as applicable) of Securities then held by Party B net of the aggregate amount of distributions on the Securities representing the Retained Interest (if any), minus (ii) the aggregate liquidation amount of the Securities being sold or redeemed (as applicable), minus (iii) , in the case of a Securities Redemption, the amount of any accumulated distributions on the Securities being redeemed (other than the aggregate amount of distributions on the Securities representing the Retained
                                      Interest,  if any), shall be paid by Party
                                      B to Party A.

Payments on Early Termination:        Except as  specified  under "Party B Fixed
                                      Amount",   "Party  A  Fixed  Amounts"  and
                                      "Additional  Amounts"  above,  no  payment
                                      shall  be   payable  in  respect  of  this
                                      Transaction  by either Party in connection
                                      with   the    occurrence   of   an   Early
                                      Termination Date.

Additional Definitions:               "Securities"  means the securities held by
                                      Party B as trust property pursuant to the Trust Agreement.

                                      "Securities    Redemption"    means    any
                                      redemption  of the  Securities in whole or
                                      in part by the issuer  thereof,  including
                                      the    scheduled    redemption    on   the
                                      Termination Date.

                                      "Redemption  Notional Amount" means (i) in
                                      the event of a Securities  Redemption with
                                      respect to all of the Securities then held
                                      by Party B, the  Notional  Amount and (ii)
                                      in the  event of a  Securities  Redemption
                                      with  respect  to  less  than  all  of the
                                      Securities then held by Party B, an amount
                                      equal  to  the  (A)  the  Notional  Amount
                                      (without  giving effect to any  reductions
                                      after the date hereof),  multiplied by (B)
                                      the   aggregate   liquidation   amount  of
                                      Securities then held by Party B that is subject to such Securities Redemption, divided by (C) USD 28,340,000.

                                      "Retained  Interest"  means the  aggregate
                                      amount   of  all   distributions   on  the
                                      Securities  in respect of the period  from
                                      and  including  December  1,  2001  to but
                                      excluding   March  7,  2002.

3.  Account Details:

Payments to Party A:
For the Account of:                   Goldman Sachs Capital Markets, L.P.
Name of Bank:                         Citibank, N.A. New York
Account No:                           40670834
ABA No:                               021000089
Inquiries                             Swap  Operations
                                      Goldman  Sachs  Capital
                                      Markets,  L.P. Telephone No.: 212-357-9775
                                      Facsimile No.: 212-902-5692

Payments to Party B:                  In  accordance   with  Party  B's  written
                                      instructions   as  set   forth   below  or
                                      otherwise delivered to Party A. Party A shall make no payments without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

For the Account of :                  Corporate Trust Services
Name of Bank:                         Wells Fargo Bank, Minneapolis, MN
Account No:                           0001038377
ABA No.:                              091000019
Attention:                            Joseph O'Donnell
Ref.:                                 PCARS/Keycorp Series 2002-1 (SEI#12308800)

4.  Offices:

         (i) The Office of Party A for this Transaction is 85 Broad Street, New York, New York, 10004.

         (ii) The Office of Party B for this Transaction is Wells Fargo Bank Minnesota, N.A., 213 Court Street, Suite 902, Middletown, CT 06457.

5. Party B hereby agrees (i) to check this Confirmation (Reference No. NUUS202RA0 (860000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (ii) to confirm that the foregoing correctly sets forth the terms of the agreement between Party A and Party B with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                                      Very truly yours,

                                      GOLDMAN SACHS CAPITAL MARKETS, L.P.

                                      By:  Goldman Sachs Capital Markets, L.L.C.
                                           General Partner


                                      By: /s/ Daniel A. Ruperto
                                         ---------------------------------------
                                         Name:  Daniel A. Ruperto
                                         Title: Vice President


Agreed and Accepted By:

PUBLIC CREDIT AND REPACKAGED SECURITIES(SM)
(PCARS)(SM) TRUST SERIES 2002-1

By: Wells Fargo Bank Minnesota, National
    Association, as Trustee


By:  /s/ Frank McDonald
   ---------------------------------------
   Name:  Frank McDonald
   Title: Vice President